Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598

October 21, 2016

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

RE: Fellazo Corp. (FLLZ)

Commission File No.: 333-208237

We have read the statements of Fellazo Corp. pertaining to our firm included in Item 4.01 of the Form 8-K dated October 21, 2016 and are in agreement with the statements contained in that document pertaining to our firm.

Yours truly,

/s/ Paritz & Company, P.A.

Hackensack, NJ